Exhibit 10.35

                  Letter Agreement to the Management Agreement


         WHEREAS, XL Capital Assurance Inc., a New York domiciled stock insurance corporation ("XLCA"), and XL Investment Management Ltd, a Bermuda domiciled company ("XLIML"), are parties to a Management Agreement (the "Agreement") effective July 26, 2005; and

         WHEREAS, pursuant to Section 15 of the Agreement, any party to the Agreement has a right to terminate the Agreement by providing ninety (90) days prior written notice to the other party; and

         WHEREAS, XLCA desires to terminate the Agreement effective upon the date of the initial public offering of the shares of Security Capital Assurance Ltd. ("SCA"), the ultimate parent company of XLCA.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Due to the uncertainty of the date of the initial public offering of the shares of SCA, each of the parties agree that the notice requirements under Section 15 of the Agreement are hereby waived.

         2. Each of the parties acknowledge and confirm that the Agreement will terminate effective upon the date of the initial public offering of the shares of SCA.

         3. Each of the parties further acknowledge and confirm that the obligations of XLCA under the terms of the Agreement are released and discharged and that XLCA shall not have any further obligations thereunder, subject to XLCA being obligated to furnish to XLIML all necessary and appropriate payments and/or documentation consistent with the terms and conditions of the Agreement.

         4. This Agreement may be executed in two or more counterparts each of which shall constitute an original, but all of which when taken together shall constitute one agreement. Any Party may deliver a signed counterpart signature page of this Agreement by fax and such faxed signature pages shall be deemed to be an original for all purposes.

         5. The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to conflicts of law that would require the application of the laws of any other jurisdiction.

         IN  WITNESS  WHEREOF,   this  Agreement  is  hereby  executed  by  duly
authorized officers of the parties hereto as of the date first above written.




                                            XL CAPITAL ASSURANCE INC.


                                            By:___________________________
                                            Title:___________________________


                                            XL INVESTMENT MANAGEMENT LTD


                                            By:__________________________
                                            Title:___________________________


                                       2